Exhibit 99.1

NovaBay Pharmaceuticals Issues a Reminder of Important Information Regarding the

Pending Special Dividend and Upcoming 2025 Annual Meeting

EMERYVILLE, Calif. (September 18, 2025) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) (the “Company”) previously announced a one-time special cash dividend of $0.80 per share for the Company’s common stock. The special cash dividend will be payable on September 29, 2025 to stockholders of record as of the close of business on September 15, 2025.

Because the payment of the special dividend represents more than 25% of the price of the Company’s common stock, NYSE American advised the Company that its common stock will trade with “due bills” representing an assignment of the right to receive the special dividend from the record date of September 15, 2025 through the close of trading on NYSE American on September 29, 2025, which is the payment date and the last day of trading before the September 30, 2025 ex-dividend date (this period of time representing the “Dividend Right Period”).

Stockholders who sell their common stock during the Dividend Right Period will be selling their right to the special dividend, and such stockholders will not be entitled to receive the special dividend. Due bills obligate a seller of common stock to deliver the special dividend payable on such common stock to the buyer (i.e., a dividend right). Due bill obligations are customarily settled between the brokers representing the buyers and the sellers of shares. The Company has no obligation for either the amount of the due bill or the processing of the due bill. Buyers and sellers of the Company’s common stock should consult their brokers before trading to be sure they understand the effect of NYSE American’s due bill procedures.

“I’d like to assure my fellow stockholders that the payout of the special dividend will not affect our ability to pursue the various strategic transactions we are currently evaluating. I look forward to obtaining stockholder approval for the annual meeting and various strategic proposals on the ballot in October and the ability to start executing on our exciting plans to transform the Company,” said David Lazar, CEO of the Company. “I continue to be extremely optimistic about our future as we explore several high-value strategic alternatives.”

The Company intends to hold its 2025 Annual Meeting of Stockholders (“2025 Annual Meeting”) on October 16, 2025 for stockholders of record on September 22, 2025. The Company filed a preliminary proxy statement for the 2025 Annual Meeting with the Securities and Exchange Commission (the “SEC”) on September 10, 2025 (the “Preliminary Proxy Statement”) and plans to file a definitive proxy statement with the SEC by the end of September 2025 that will set forth the matters for consideration by stockholders at the 2025 Annual Meeting.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements are based upon the Company and its management’s current expectations, assumptions, estimates, projections and beliefs. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in the Company’s latest Form 10-K, and subsequent Forms 10-Q and/or Form 8-K filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Additional Information and Where to Find It

On September 10, 2025, the Company filed the Preliminary Proxy Statement with the SEC with respect to the 2025 Annual Meeting, and thereafter plans to file a definitive proxy statement as soon as reasonably possible. Promptly after filing the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement, the Company’s annual report and a proxy card to each stockholder entitled to vote at the 2025 Annual Meeting to consider certain proposals related to and/or required by the Investment Transaction (as discussed and defined in the Preliminary Proxy Statement). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the Preliminary Proxy Statement and definitive version of the proxy statement, the amendments and/or supplements thereto, and any other relevant documents filed by the Company with the SEC at the SEC’s website (http://www.sec.gov) or at the Company’s investor relations website (https://novabay.com/investors/), or by writing to NovaBay Pharmaceuticals, Inc., Investor Relations, 2000 Powell Street, Suite 1150, Emeryville, CA 94608. The information provided on, or accessible through, our website is not part of this communication, and therefore is not incorporated herein by reference.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Investment Transaction. A list of the names of the directors and executive officers of the Company and information regarding their interests in the Investment Transaction, including their respective ownership of the Company’s common stock and other securities is contained in the Preliminary Proxy Statement and will be contained in the definitive proxy statement for the 2025 Annual Meeting. In addition, information about the Company’s directors and executive officers and their ownership in the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on April 2, 2025, and as modified or supplemented by the Forms 3 and/or Forms 4 filed with the SEC since the date of such filing, including the filings made after the appointment of a new director to the Company’s Board of Directors on August 19, 2025. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the definitive proxy statement for the 2025 Annual Meeting and other relevant materials to be filed with the SEC with respect to the 2025 Annual Meeting when they become available. These documents can be obtained free of charge from the sources indicated above.

NovaBay Contact

Justin Hall

General Counsel and Vice President of Business Development

jhall@novabay.com

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